                                  CERTIFICATE AS TO ACTIONS TAKEN BY OFFICER

                                     OF SOUTHERN CALIFORNIA EDISON COMPANY

                                          Adopted: December 12, 2005

        RE:    CREATION AND ISSUANCE OF FIRST AND REFUNDING
               MORTGAGE BONDS, SERIES 2005G

        WHEREAS, this corporation proposes to amend and restate a Credit Agreement (the "Credit Agreement"), with JPMorgan Chase Bank, N.A., as Administrative Agent (the "Administrative Agent"), Citicorp North America,
Inc., as Syndication Agent, and the Lenders named therein (the "Lenders"), providing for a $1,700,000,000 credit facility for this corporation (which may be increased to a $2,200,000,000 credit facility at the option of this corporation and upon the agreement of lenders to extend commitments therefor), and into a related Bond Delivery Agreement (the "Bond Delivery Agreement") with the Administrative Agent;

        WHEREAS, in accordance with the Credit Agreement and the Bond Delivery Agreement, and pursuant to the
Trust Indenture, dated as of October 1, 1923, between this corporation and The Bank of New York Trust
Company, N.A. (successor to Harris Trust and Savings Bank) and D. G. Donovan (successor to Pacific-Southwest
Trust and Savings Bank), as Trustees, as amended and supplemented (collectively, the "Trust Indenture"), including as supplemented or proposed to be supplemented by the One Hundred Eleventh Supplemental Indenture
(the "Supplemental Indenture"), it is proposed that this corporation will be authorized to issue
$2,200,000,000 in principal amount of this corporation's First and Refunding Mortgage Bonds, Series 2005G,
Due 2010 (the "New Bonds") and initially will issue and deliver to the Administrative Agent, for the benefit of the Lenders, $1,700,000,000 of the New Bonds;

        WHEREAS, the New Bonds would be issued in an amount equal to the Total Commitments (as defined in the Credit Agreement) in effect from time to time to secure and provide for the payment of the outstanding
Obligations (as defined in the Bond Delivery Agreement), including the principal of and interest on the Loans
(as defined in the Credit Agreement) and reimbursement obligations in connection with Letters of Credit (as defined in the Credit Agreement) that may be outstanding from time to time under the Credit Agreement;

        WHEREAS, by a resolution adopted on November 18, 2004, entitled "Resolution Re:  Financing Plans," and by a resolution adopted on August 11, 2005, entitled "Resolution Re:  Financing Authorizations," the Board of
Directors of this corporation delegated to the undersigned officer the authority to authorize and create an additional bonded indebtedness of this corporation in the aggregate principal amount of up to $2,200,000,000 to be represented by the New Bonds, and take all other actions necessary to create the New Bonds and cause the New Bonds to be issued and delivered;

        NOW, THEREFORE, BE IT RESOLVED, that the undersigned officer hereby authorizes and creates an authorized bonded indebtedness of this corporation in the aggregate principal amount of $2,200,000,000, which shall be an increase of, and in addition to, all presently existing authorized bonded indebtedness of this corporation, and which shall, when issued, be represented by the New Bonds.

        BE IT FURTHER RESOLVED, that the undersigned officer hereby authorizes $1,700,000,000 of the New Bonds for issuance in connection with the Credit Facility;

        BE IT FURTHER RESOLVED, that the President or any Vice President, and the Secretary or any Assistant
Secretary, of this corporation are authorized and directed, pursuant to the provisions of Section 1 of
Article Two of the Trust Indenture, to sign and present to The Bank of New York Trust Company, N.A., as
Trustee, a certificate stating that the authorized bonded indebtedness of this corporation has been increased as provided above in accordance with law.

        BE IT FURTHER RESOLVED, that, subject to the execution and delivery of the Supplemental Indenture, the
New Bonds, to be issued under and secured by the Trust Indenture, are hereby created and that the New Bonds are hereby designated as "First and Refunding Mortgage Bonds, Series 2005G, Due 2010"; that the New Bonds shall be dated as of the date of the Credit Agreement, shall mature on the Termination Date (as defined in the Credit Agreement), and shall bear interest from the date of the Credit Agreement at such rate or rates per annum on the principal amount thereof as will cause the interest payable on the New Bonds on any date to equal the amount of the Obligations (other than principal), payable on such date; that interest on the New
Bonds shall be payable on the same date or dates that the corresponding Obligations (other than principal)
are payable; that the outstanding principal of and premium, if any, and interest on the New Bonds shall, when due, be payable at the offices of The Bank of New York Trust Company, N.A., in Chicago, Illinois, or at such other agency or agencies as may be designated by this corporation; that all such principal, premium, if any, and interest shall, when due, be payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts; that the amount of interest payable with respect to the New Bonds on any date

shall be an amount that is sufficient to pay the Obligations (other than principal) due and payable on such date, less any payments of the Obligations (other than principal) made by this corporation directly to the
Administrative Agent; that the amount of principal payable with respect to the New Bonds on any date shall be an amount that is sufficient to pay the Obligations (with respect to principal only) due and payable on such date, less any payments of the Obligations (with respect to principal only) made by this corporation directly to the Administrative Agent; that the New Bonds shall be deemed paid in full and shall be surrendered by the
Administrative Agent to The Bank of New York Trust Company, N.A., as Trustee, for cancellation in full, in the event that all of the principal of and interest on the Loans, all reimbursement obligations with respect to Letters of Credit, and the other Obligations with respect to the Loans, Letters of Credit and Commitments under the Credit Agreement that are due upon the payment in full of the principal of and interest on the
Loans and the termination of the Commitments therefor have been paid in full and discharged or, following the
Termination Date with respect to Letters of Credit, cash collateralized or supported by a standby letter of credit pursuant to the terms of the Credit Agreement, and the Commitments have been terminated; that, at the option of this corporation, the New Bonds shall be surrendered by the Administrative Agent to The Bank of New
York Trust Company, N.A., as Trustee, for cancellation to the extent that the Commitments are permanently reduced, in full or in part; that, at the option of this corporation, the New Bonds shall be surrendered by the Administrative Agent to The Bank of New York Trust Company, N.A., as Trustee, for cancellation in full, upon this corporation's having received the minimum unsecured debt rating and satisfied the other conditions set forth in Section 9.14(b) of the Credit

Agreement; that the New Bonds shall be subject to mandatory redemption by this corporation if an event of default under the Credit Agreement causes the Loans to become immediately due and payable; that in no event shall the obligations of this corporation to pay principal of and interest on the New Bonds ever exceed the obligations of this corporation to pay principal of and interest on, and any other Obligations; that the New
Bonds shall be issuable only as fully registered bonds in any denomination; that the definitive New Bonds shall be numbered from R-1 upward; that each New Bond shall contain on its face the following printed legend:

        THE FIRST AND REFUNDING MORTGAGE BOND REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER
        THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN CONTRAVENTION OF SAID ACT,
        NOR MAY IT BE TRANSFERRED EXCEPT TO AN ADMINISTRATIVE AGENT UNDER THE CREDIT AGREEMENT, DATED AS OF
        DECEMBER 15, 2005, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, AMONG SOUTHERN CALIFORNIA EDISON
        COMPANY AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT, AND THE OTHER PARTIES THERETO;

and that the definitive New Bonds, and the Certificate of Authentication to be endorsed upon each of the New
Bonds, shall be substantially in the following form with such changes therein as may be deemed necessary or appropriate by the officer or officers executing the same, and the blanks therein to be properly filled:
                                         (Form of Definitive New Bond)

                                      SOUTHERN CALIFORNIA EDISON COMPANY
                          First and Refunding Mortgage Bonds, Series 2005G, Due 2010

No. R-_                                                          $_____________

        SOUTHERN CALIFORNIA EDISON COMPANY, a corporation organized and existing under and by virtue of the laws of the State of California (hereinafter called the "Company"), for value received, hereby promises to pay to JPMorgan Chase Bank, N.A., as Administrative Agent under the Credit Agreement (as hereinafter defined), or to any successor Administrative Agent under the Credit Agreement, as the registered owner hereof, the principal sum of $1,700,000,000, or such lesser amount as is equal to the aggregate principal amount from time to time of the outstanding Loans (as defined in the Credit Agreement) and reimbursement obligations with respect to Letters of Credit (as defined in the Credit Agreement), in whole or in installments on such date or dates as the Company has any obligation to make payments of principal on the
Loans and reimbursement obligations in respect of the Letters of Credit under the Credit Agreement, but not later than December 15, 2010, and to pay interest on the unpaid principal amount hereof to the registered owner hereof at such rate or rates per annum and on such dates as shall cause the amount of interest payable on this Bond on such dates to equal the amount of outstanding Obligations (as defined in the Bond Delivery
Agreement (as hereinafter defined)), other than principal, payable on such dates, as provided below.  The principal amount of this Bond may increase or decrease from time to time.

        The principal of and interest on this Bond are payable, when due, at the offices of The Bank of New
York Trust Company, N.A., Trustee, in Chicago, Illinois, or at such other agency or agencies as may be designated by the Company, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

        This Bond is one of a series, designated as "Series 2005G, Due 2010," of a duly authorized issue of bonds of the Company, known as its "First and Refunding Mortgage Bonds," issued and to be issued in one or more series under, and all equally and ratably secured by, a Trust Indenture, dated as of October 1, 1923, and indentures supplemental thereto, including the One Hundred Eleventh Supplemental Indenture, dated as of
December 12, 2005, which have been duly executed, acknowledged and delivered by the Company to The Bank of
New York Trust Company, N.A., and D. G. Donovan, or one of their predecessors, as Trustees, to which original indenture and indentures supplemental thereto (collectively, the "Trust Indenture") reference is hereby made for a description of the property, rights and franchises thereby mortgaged and pledged, the nature and extent of the security thereby created, the rights of the holder of this Bond and of the Trustees in respect of such security, and the terms, restrictions and conditions upon which the bonds are issued and secured.

        This Bond has been issued to the Administrative Agent under the Credit Agreement, dated as of December
15, 2005, as amended from time to time (the "Credit Agreement"), among the Company and JPMorgan Chase Bank,
N.A., as Administrative Agent, Citicorp North America, Inc., as Syndication Agent, and the Lenders named therein, and the Bond Delivery Agreement, dated as of the date of the Credit Agreement, as amended from time to time (the "Bond Delivery Agreement"), between the Company and JPMorgan Chase Bank, N.A., as Administrative
Agent, to provide for the payment of the Obligations the Company is or becomes obligated to pay under the
Credit Agreement and to provide the benefits of the security afforded by this Bond and the Trust Indenture.

        Any payment of principal or interest, or other Obligations, made by the Company under the Credit
Agreement shall be deemed a payment in respect of the corresponding obligations under this Bond; provided that such payment shall not reduce the principal amount of this Bond unless, and only to the extent that, the aggregate amount of the Commitments (as defined in the Credit Agreement) is irrevocably reduced.  In the event that all of the principal of and interest on the Loans, all reimbursement obligations with respect to
Letters of Credit, and the other Obligations with respect to the Loans and Letters of Credit under the Credit
Agreement that are due upon the payment in full of the principal of and interest on the Loans and the termination of the Commitments therefor have been paid in full and discharged or, following the Termination
Date (as defined in the Credit Agreement) with respect to Letters of Credit, cash collateralized or supported by a standby letter of credit pursuant to the terms of the Credit Agreement, and the Commitments have been terminated, this Bond shall be deemed paid in full and the Administrative Agent shall surrender this Bond to
The Bank of New York Trust Company, N.A., as Trustee, for cancellation in full.  At the option of the
Company, the Administrative Agent shall surrender this Bond to The Bank of New York Trust Company, N.A., as
Trustee, for cancellation in full, upon the Company's having received the minimum unsecured debt rating and satisfied the other conditions set forth in Section 9.14(b) of the Credit Agreement.

        This Bond shall be redeemed by the Company at the same time or times as the Loans or reimbursement obligations with respect to Letters of Credit must be mandatorily prepaid under the Credit Agreement if an event of default under the Credit Agreement causes the Loans or reimbursement obligations with respect to
Letters of Credit to become immediately due and payable.  The redemption price shall be an amount equal to the unpaid principal of and accrued interest on the Loans, the reimbursement obligations with respect to
Letters of Credit, and all other outstanding Obligations with respect to the Loans and Letters of Credit, at the date of redemption.  The holder of this Bond, by the acceptance hereof, does hereby waive any notice of redemption provided by the Trust Indenture.  The Company covenants that moneys in the Special Trust Fund provided by the Trust Indenture shall not be used for the purpose of redeeming or purchasing this Bond.

        If default shall be made in the payment of any installment of principal of or interest on this Bond that is due and payable, or in the performance or observance of any of the covenants and agreements contained in the Trust Indenture, and such default shall continue as provided in the Trust Indenture, then the principal of this Bond may be declared and become due and payable as provided in the Trust Indenture.

        This Bond may not be transferred except to a successor Administrative Agent under the Credit
Agreement.  When so permitted, this Bond is transferable only on the books of the Company at any of the places designated above for the payment, when due, of the outstanding principal of and premium, if any, or interest on this Bond, or at such other agency or agencies as may be designated by the Company, by the registered owner or by an attorney of such owner duly authorized in writing, on surrender hereof properly endorsed, and upon such surrender hereof, and the payment

of charges, a new registered bond or bonds of this series, of an equal aggregate principal amount, will be issued to the transferee in lieu hereof, as provided in the Trust Indenture.

        The terms of the Trust Indenture may be modified as set forth in the Trust Indenture; provided, however, that, among other things, (a) the obligation of the Company to pay, when due, the outstanding principal of and premium, if any, and interest on all bonds outstanding under the Trust Indenture, as at the time in effect, shall continue unimpaired, (b) no modification shall give any of said bonds any preference over any other of said bonds, and (c) no modification shall authorize the creation of any lien prior to the lien of the Trust Indenture on any of the trust property.

        No recourse shall be had for the payment of the principal of and premium, if any, or interest on this
Bond, or any part thereof, or for or on account of the consideration herefor, or for any claim based hereon, or otherwise in respect hereof, or of the Trust Indenture, against any past, present or future stockholder, officer or director of the Company or of any predecessor or successor company, whether for amounts unpaid on stock subscriptions, or by virtue of any statue or constitution, or by the enforcement of any assessment or penalty, or because of any representation or inference arising from the capitalization of the Company or of such predecessor or successor company, or otherwise; all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly released.

        This Bond shall not be valid or obligatory for any purpose until it shall have been authenticated by the execution of the certificate of authentication hereon of The Bank of New York Trust Company, N.A.,
Trustee, or its successor in trust.

        IN WITNESS WHEREOF, Southern California Edison Company has caused this Bond to be executed in its name by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and attested by its Secretary or one of its Assistant Secretaries, as of ____________, 20__, such execution and attestation to be by manual or facsimile signatures.

                                                 SOUTHERN CALIFORNIA EDISON COMPANY

ATTEST: ______________________                   By: ___________________________
           [Assistant] Secretary                          [Vice] President

                          (Form of Certificate of Authentication for all New Bonds)

                                             Trustee's Certificate

        This is to certify that this Bond is one of the Bonds, of the series designated therein, described and referred to in the Trust Indenture within mentioned.

                                    THE BANK OF NEW YORK TRUST COMPANY,
                                    N.A., TRUSTEE.

                                    By _________________________________
                                                   Authorized Officer

                                           (End of Form of New Bond)

        BE IT FURTHER RESOLVED, that moneys in the Special Trust Fund provided by the Trust Indenture shall not be used for the purpose of redeeming or purchasing the New Bonds.

        BE IT FURTHER RESOLVED, that pursuant to the Trust Indenture, as in effect following due execution and delivery of the Supplemental Indenture, the President or any Vice President, and the Secretary or any
Assistant Secretary, of this corporation are authorized and directed, for and in the name and on behalf of this corporation and under its corporate seal (which seal may be either impressed, printed, lithographed or engraved thereon), to execute (which execution may be by a facsimile signature) and to deliver the New Bonds to The Bank of New York Trust Company, N.A., Trustee, for authentication in temporary and/or definitive form, and in such aggregate principal amount up to $1,700,000,000 as the President or any Vice President, and the
Secretary or any Assistant Secretary, of this corporation shall in their absolute discretion determine.

        BE IT FURTHER RESOLVED, that the President or any Vice President, and the Secretary or any Assistant
Secretary, of this corporation are authorized and directed for and in the name and on behalf of this corporation and under its corporate seal, to execute and to deliver to The Bank of New York Trust Company,
N.A., Trustee, the written order of this corporation for the authentication and delivery of the New Bonds pursuant to such sections of Article Two of the Trust Indenture as the officers acting may determine.

        BE IT FURTHER RESOLVED, that the Secretary or any Assistant Secretary of this corporation is hereby authorized and directed to deliver to, and file with, The Bank of New York Trust Company, N.A., Trustee, a copy of the foregoing actions certified by the Secretary or any
Assistant Secretary of this corporation.

        IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

                                            /s/ Thomas M. Noonan
                                            ---------------------------------------
                                            Thomas M. Noonan
                                            Senior Vice President and
                                            Chief Financial Officer
                                            Southern California Edison Company